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                              August 16, 1995


American Science and Engineering, Inc.
829 Middlesex Turnpike
Billerica, MA 01821


Ladies and Gentlemen:

     We have acted as counsel to American Science and Engineering, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to an aggregate 229,167 shares of the Company's Common Stock, $.66 2/3 par value, 200,000 of which are issued and outstanding (the "Shares"), and 29,167 of which are issuable upon exercise of a certain Common Stock Purchase Warrant (the "Warrant Shares"). This opinion letter, together with Schedule A attached hereto (the "Opinion Letter"), is being rendered in connection with the filing of the Registration Statement.

     In connection with this Opinion Letter, we have examined the following (collectively, the "Documents"):

     (i) the Restated Articles of Organization of the Company, as amended, as certified by the Secretary of State of The Commonwealth of Massachusetts on July 12, 1995, and a certificate of the Clerk of the Company that there have been no further amendments thereto;

     (ii) a copy of the Bylaws of the Company, as amended, certified by the Clerk of the Company, as presently being in effect;

     (iii) certain votes of the Board of Directors of the Company, certified by the Clerk of the Company, as presently being in effect;

     (iv) a certificate dated July 12, 1995 of the Secretary of State of The Commonwealth of Massachusetts as to the good standing of the Company;

     (v) a subscription agreement dated July 8, 1995 between the Company and Samuel Investors International, L.D.C. (the "Subscription Agreement");

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     (vi)  engagement letters dated July 11, 1995 between the Company and
           Grayson & Associates (together, the "Engagement Letter"); and

     (vii) a Common Stock Purchase Warrant, dated July 18, 1995, issued by the Company in the name of Grayson & Associates (the "Warrant").

     We have assumed, for the purposes of our opinions herein, that the conditions of the respective parties to the Subscription Agreement, Engagement Letter and Warrant have been or will be satisfied in full.

     We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

     In addition, this Firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with the preparation of the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of these assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed are based upon those assumptions. The Enumerated Party referred to in Schedule A is the Company.

     We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

     With your concurrence, the opinions expressed herein, whether or not qualified by language such as "to our knowledge," are based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive legal representation to the Company in connection with the preparation of the Registration Statement, and (iii) such review of published sources of law as we have deemed necessary.

     Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts and the Federal law of the United States of America.

     We express no legal opinion upon any matter other than those explicitly addressed in numbered paragraphs 1 and 2 below, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

     Based upon and subject to the foregoing, we are of the opinion that:

         1. The Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

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         2.   The Warrant Shares have been duly authorized for issuance, and when issued and delivered in accordance with the Warrant, will be validly issued, fully paid and non-assessable.

     We understand that this Opinion is to be used in connection with the aforesaid Registration Statement filed with the Securities and Exchange Commission. We consent to the filing of this Opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof and any amendments thereof. This Opinion may be used in connection with the offering of the Shares and Warrant Shares only while the Registration Statement as amended remains in effect.

                              Very truly yours,

                              BROWN, RUDNICK, FREED & GESMER

                                By: Brown, Rudnick, Freed & Gesmer, P.C.,
                                    a Partner


                                    By: /s/ Steven R. London
                                        --------------------------
                                        Steven R. London, a Member

SRL/DHM/JGN

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                                   SCHEDULE A

                         BROWN, RUDNICK, FREED & GESMER
                              STANDARD ASSUMPTIONS
                              --------------------

   In rendering legal opinions in third party transactions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:


         1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents.

         2. Each person other than the Enumerated Party has all requisite power and authority and has taken all necessary corporate or other action to enter into those Documents to which it is a party or by which it is bound, to the extent necessary to make the Documents enforceable against it.

         3. Each person other than the Enumerated Party has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the Enumerated Party.

         4. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

         5. All official public records are accurate, complete and properly indexed and filed.

         6. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

         7. The conduct of the parties to the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

         8. The Enumerated Party will not in the future take any discretionary action (including a decision not to act) permitted under any Document that would result in a violation of law or constitute a breach or default under that or any other Document or court or administrative orders, writs, judgments and decrees that name the Enumerated Party and are specifically directed to it or its property.

         9. The Enumerated Party will obtain all permits and governmental approvals required in the future and take all actions similarly required relevant to its performance of its obligations under the Documents.
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         10.    All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.

         11. There are no agreements or understandings among the parties to or bound by the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Documents.